As filed with the Securities and Exchange Commission on December 22, 2011
Registration No. 333-169684

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

METRO BANCORP, INC.
(Exact name of issuer as specified in its charter)

Pennsylvania	25-1834776
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3801 Paxton Street
Harrisburg, PA	17111
(Address of Principal Executive Offices)	(Zip Code)

Metro Bank Retirement Savings Plan
(Full title of the Plan)

MARK A. ZODY, CHIEF FINANCIAL OFFICER
METRO BANCORP, INC.
3801 Paxton Street
PO Box 4999
Harrisburg, Pennsylvania 17111
(Name and address of agent for service)

888-937-0004

(Telephone number, including area code, of agent for service)

With a copy to:
Mary Alice Busby, Esquire
Mette, Evans & Woodside
3401 North Front Street
P.O. Box 5950
Harrisburg, Pennsylvania 17110-0950
(717) 232-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

DE-REGISTRATION OF UNSOLD SECURITIES

Pursuant to Registration Statement No. 333-169684 on Form S-8, filed on September 30, 2010, Metro Bancorp, Inc. (the “Company”) registered 50,000 of its common stock, $1.00 par value, and an indeterminate number of plan interests that could be purchased by participants or contributed by Metro Bank to participants' accounts pursuant to the Metro Bank Retirement Savings Plan (Metro Bank is a wholly-owned subsidiary of the Company). The Company has made operational changes in the plan and the Company's common stock is no longer offered under the plan. This Post-Effective Amendment No. 1 is being filed to remove from registration the 36,982 shares of common stock and the indeterminate number of plan interests which remained unsold at the termination of the offering of common stock under the plan and also to terminate the effectiveness of the Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on this 22nd day of December 2011.

METRO BANCORP, INC.
(Registrant)
By:	/s/ Mark A. Zody
Mark A. Zody
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary L. Nalbandian	Chairman of the Board, President and Director (Principal Executive Officer)	December 22, 2011
Gary L. Nalbandian

/s/ Mark A. Zody	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 22, 2011
Mark A. Zody

*	Director	December 22, 2011
James R. Adair

*	Director	December 22, 2011
John J. Cardello, CPA

*	Director	December 22, 2011
Douglas S. Gelder

*	Director	December 22, 2011
Alan R. Hassman

*	Director	December 22, 2011
Howell C. Mette

*	Director	December 22, 2011
Michael A. Serluco

*	Director	December 22, 2011
Samir J. Srouji, M.D.

* By:	/s/ Mark A. Zody
Mark A. Zody
Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on this 22nd day of December 2011.

METRO BANK RETIREMENT SAVINGS PLAN
(Registrant)
By:	/s/ Gary L. Nalbandian
Gary L. Nalbandian
Trustee
By:	/s/ Mark A. Zody
Mark A. Zody
Trustee